Exhibit 99.1

Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archgroup.com

PRESS RELEASE

Arch Capital Group Ltd. Appoints Alexander Moczarski to Board of Directors

PEMBROKE, BERMUDA — February 6, 2025 — Arch Capital Group Ltd. (NASDAQ: ACGL) (“Arch” or the “Company”) today announced Alexander “Alex” Moczarski has joined the Company’s Board of Directors, effective immediately.

Mr. Moczarski previously served as Chairman of Marsh McLennan Companies, International. He is a seasoned builder of businesses, teams and relationships, with over 45 years of global insurance experience. Over the course of his career, Mr. Moczarski held leadership positions at Guy Carpenter & Company, LLC, various international regional segments and divisions of Marsh McLennan and AIG. Mr. Moczarski chaired Marsh India from 2016-2025, he was a Global Director of the US India Business Council and he previously served as Chairman of Blue Marble Micro, an impact insurance incubator for the underserved. He is currently a Director of Independent Diplomat, a non-profit advisory group.

John Pasquesi, Chair of the ACGL Board of Directors said, “Alex’s proven leadership record, breadth of insurance knowledge and global perspective will be a valuable addition to the Board’s overall experience and capabilities. We are confident the insights and contributions acquired during his career in the insurance industry will support our mission of continuing to create long-term value for Arch shareholders.”

Nicolas Papadopoulo, CEO of ACGL said, “As Arch becomes further established as a market-leader, Alex’s deep knowledge of the insurance industry, and his perspective as a prior leader in international intermediation and client advisory, will be a welcome resource. I look forward to working with Alex and the rest of the Board as Arch continues to look towards the future.”

About Arch Capital Group Ltd.

Arch Capital Group Ltd. (Nasdaq: ACGL) is a publicly listed Bermuda exempted company with approximately $25.0 billion in capital at Sept. 30, 2024. Arch, which is part of the S&P 500 Index, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.

Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve the Company’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including the effect of contagious diseases on our business; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company has acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to the Company; an incident, disruption in operations or other cyber event caused by cyber attacks, the use of artificial intelligence technologies or other technology on the Company’s systems or those of the Company’s business partners and service providers, which could negatively impact the Company’s business and/or expose the Company to litigation; and other factors identified in our filings with the U.S. Securities and Exchange Commission (SEC).

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these cautionary statements. The Company’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and the Company undertakes no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
# # #
Source:        Arch Capital Group Ltd.
        arch-corporate

Media Contacts:
Greg Hare ghare@archgroup.com
Stephanie Perez stperez@archgroup.com

2